As filed with the Securities and Exchange Commission on May 24, 2019

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	05-0502529
(State or other jurisdiction ofincorporation or organization)	(I.R.S. EmployerIdentification No.)

5001 Celebration Pointe Avenue, Suite 410
 Gainesville, FL 32608
(888) 428-9605
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley M. Stanczak
Chief Financial Officer
SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, FL 32608
(888) 428-9605
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

C.J. Wauters
Godfrey & Kahn, S.C.
833 East Michigan Street
Milwaukee, WI 53202
Telephone: (414) 273-3500
Facsimile: (414) 273-5198

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	2,054,948	$18.45	$37,913,790.60	$4,595.15

(1)
There is being registered hereunder 2,054,948 shares of common stock that the selling security holders identified herein may sell from time to time.

(2)
The offering price and registration fee are estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for the shares of common stock as reported on the Nasdaq Capital Market on May 20, 2019.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2019

PROSPECTUS

SHARPSPRING, INC.

2,054,948 Shares of Common Stock Offered by Selling Security Holders

This prospectus relates to the proposed resale or other disposition from time to time of up to 2,054,948 shares of SharpSpring, Inc. common stock, $0.001 par value per share, by the selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale or other disposition of common stock by the selling security holders.

Each time securities are sold hereunder pursuant to a selling agreement with an underwriter, dealer or agent, the specific terms of the offering will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. The plan of distribution for any particular offering of these securities may also be described in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, their names and the nature of the selling security holders’ arrangements with them will be disclosed in a prospectus supplement.

The selling security holders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling security holders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 10 for more information about how the selling security holders may sell or dispose of their shares of common stock.

Our voting common stock is listed on the NASDAQ Capital Market, under the symbol “SHSP.” On May 22, 2019, the last reported sale price of our voting common stock on the NASDAQ Capital Market was $17.55 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the selling security holders identified in this prospectus may use this prospectus to sell an aggregate of 2,054,948 shares of our common stock that were previously purchased by or issued to the selling security holders.

This prospectus provides you with a general description of the securities the selling security holders may offer. Each time the selling security holders sell securities pursuant to a selling agreement with an underwriter, dealer or agent, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “SharpSpring,” “Company,” “we,” “our” or “us” and other similar terms means SharpSpring, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein.

Our Company

SharpSpring is a cloud-based marketing technology company. The SharpSpring platform is designed to improve the way that businesses communicate with their prospects and customers to increase sales. The Company’s flagship marketing automation platform uses advanced features such as web tracking, lead scoring and automated workflow to help businesses deliver the right message to the right customer at the right time. The SharpSpring platform is designed and built as a Software as Service (or SaaS) offering. We provide our products on a subscription basis, with additional fees charged if specified volume limits are exceeded by our customers.

We operate globally through SharpSpring, Inc., a Delaware corporation, and our wholly owned subsidiaries that consist of (i) SharpSpring Technologies, Inc., a Delaware corporation; (ii) InterInbox SA, a Swiss corporation; (iii) ERNEPH 2012A (Pty) Ltd., a South African limited company; (iv) ERNEPH 2012B (Pty) Ltd., a South African limited company; and (v) SMTP Holdings S.a.r.l., a Luxembourg S.a.r.l.

Our corporate headquarters is located at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. Our telephone number is 888-428-9605. Our corporate website is www.sharpspring.com. The information on our website is not incorporated herein by reference and is not part of this prospectus.

Products and Services

We provide SaaS based marketing technologies to customers around the world. Our focus is on marketing automation tools that enable customers to interact with a lead from an early stage and nurture that potential customer using advanced features until it becomes a qualified sales lead or customer. Our platform also includes customer relationship management (CRM) technology that enables a business to store, manage and optimize customer and prospect data in a cloud-based environment. Additionally, a small portion of customers utilize our SharpSpring Mail+ product, which is a subset of the full suite solution that is focused on more traditional email marketing while also including some of the advanced functionality available in our premium offering.

Markets & Competition

Our SharpSpring product competes primarily in the marketing automation market. Based on industry reports, our growth rate and the growth rate of our competitors, we believe the market for marketing automation technology is currently growing at approximately 30% per year overall. The market for marketing automation software and related solutions is new and evolving, with high barriers to entry due to the complex nature of the technology. SharpSpring entered the market in 2014 with a highly competitive offering that achieved meaningful customer adoption in its first few years after launch. As of March 31, 2019, SharpSpring had approximately 2,300 paying customers and approximately 7,800 businesses using the platform, including agencies, agency clients and direct end user customers. We face competition from cloud-based software and SaaS companies including HubSpot, Act-On, Pardot (part of Salesforce.com), ActiveCampaign and Infusionsoft. We differentiate ourselves from the competition with the integration of specific tools designed for digital marketing agencies, and with SharpSpring’s advanced features, ease of use, platform flexibility, and value compared to other competitive offerings. SharpSpring is designed as a solution for small or mid-sized businesses, but focuses on selling to marketing agencies, who serve as partners providing a distribution channel to their clients. We estimate there are over 50,000 digital marketing agencies in the United States. As of December 31, 2018, we believe we had the second highest number of digital marketing agency customers in comparison to our competitors.

Since inception, the majority of our SharpSpring customers have been digital marketing agencies. A digital marketing agency is a firm that specializes in helping clients, usually small or mid-sized businesses, with their digital marketing initiatives like websites, email marketing, search engine optimization, social campaigns, pay-per-click advertising and other digital lead generation activities. We have built special tools in the SharpSpring application to allow agencies to manage their clients on the platform and optimize their efforts across their portfolio. We also have special pricing to agency customers to allow them the flexibility to resell the platform at a profit and manage their client relationships. In general, when we sell SharpSpring to an agency customer, we provide the agency with a SharpSpring license for the agency to use, plus a 3-pack of client licenses for the agency to deploy to their client base. This agency license and the pack of licenses are generally sold for a monthly recurring fee, plus an up-front onboarding fee. The agency has complete discretion over the pricing of the platform to their clients for the use, implementation and services related to SharpSpring. If an agency utilizes its pack of licenses and adds additional clients on to the platform, there is a monthly per-client fee charged to the agency based on the number of additional licenses the agency has deployed to their clients. Additionally, we charge customers for certain items if volume or transactional limits are exceeded, such as emails sent or contacts stored in the platform. In most cases, we provide support to the agency and the agency provides support to their clients on the platform, but for additional fees, we can provide product support to the agency’s client directly. Our objective is to partner with the agencies to grow and expand our businesses together using the SharpSpring platform.

The Offering

The selling security holders may offer up to 2,054,948 shares of common stock in one or more offerings. See “Selling Security Holders” beginning on page 8 for more information on the selling security holders. We will not receive any proceeds from the sale of the securities by the selling security holders.

This prospectus provides you with a description of the securities the selling security holders may offer and a general description of the manner in which they may be offered. A prospectus supplement, which will be provided each time the selling security holders offer securities pursuant to a selling agreement with an underwriter, dealer or agent, will describe the specific amounts and prices of the securities the selling security holders determine to offer.

The selling security holders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” The selling security holders, as well as any agents acting on their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

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the timing of the development of future products;
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projections of costs, revenue, earnings, capital structure and other financial items;
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statements of our plans and objectives;
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statements regarding the capabilities of our business operations;
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statements of expected future economic performance;
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statements regarding competition in our market; and
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assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;
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the ability of our agency partners to resell the SharpSpring platform to their clients;
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the occurrence of hostilities, political instability or catastrophic events;
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changes in customer demand;
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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services;
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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;
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security breaches, cybersecurity attacks and other significant disruptions in our information technology systems; and
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natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” in this prospectus beginning on page 5 and in our Annual Report on Form 10-K for the year ended December 31, 2018. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus or a prospectus supplement. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each underwritten offering of securities through an underwriter, dealer, or agent will contain additional information about risks applicable to an investment in us and the applicable securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities by selling security holders. The selling security holders will receive all of the proceeds from such sale. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares held by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following information describes our capital stock and the common stock that the selling security holders may offer pursuant to the registration statement of which this prospectus forms a part, as well as provisions of our amended certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended certificate of incorporation and bylaws both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. The following description of our common stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

Common Stock

As of May 15, 2019, 10,876,850 shares of our common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our amended certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our stockholders;
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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
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under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or
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for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our amended certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Anti-Takeover Provisions

Certain of our charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our executive officers, and certain members of our board of directors, could lower the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our amended certificate of incorporation and bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
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empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
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provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and
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provide that our directors will be elected by a plurality of the votes cast in the election of directors.

These provisions could lower the price that future investors might be willing to pay for shares of our common stock.

Delaware Law

Section 203 of the Delaware General Corporation Law is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

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prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
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on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our certificate of incorporation, as amended, and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Contractual Provisions

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and certain members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer LLC FKA Interwest Transfer Company, Inc. The transfer agent and registrar’s address is 1981 E. Murray Holladay Rd. #100, Salt Lake City, UT 84117. The transfer agent’s telephone number is (801) 272-9294.

Listing

Our voting common stock is listed on The NASDAQ Capital Market under the symbol “SHSP.”

SELLING SECURITY HOLDERS

The shares of common stock being offered by Evercel Holdings, LLC (“Evercel Holdings”) were acquired in the ordinary course through multiple open market purchases. The shares of common stock being offered by Daniel C. Allen were acquired by Mr. Allen directly from the Company for his service as a director of the Company. The shares of common stock being offered by SHSP Holdings, LLC (“SHSP Holdings”) were issued to SHSP Holdings pursuant to the Note Conversion Agreement (the “Conversion Agreement”) dated May 9, 2019, by and between the Company, SHSP Holdings, and Evercel Holdings, pursuant to which the parties agreed to the conversion (the “Conversion”) of the Convertible Promissory Note in the principal amount of $8,000,000 (the “Note”) into 1,241,635 shares of the Company’s common stock (the “Conversion Shares”).

The Note was issued by the Company to SHSP Holdings as of March 28, 2018, on which date the Company entered into a convertible note purchase agreement (the “Note Purchase Agreement”) with SHSP Holdings. Simultaneously with the execution of the Note Purchase Agreement and the issuance of the Note, the Company entered into the Investors’ Rights Agreement (the “Investors’ Rights Agreement”) by and among the Company, SHSP Holdings and two management stockholders. Under the Investors’ Rights Agreement, among other things, SHSP Holdings had the right to designate one person for election to the Company’s board of directors, and the Company agreed to use its reasonable best efforts to cause such person to be elected to the board of directors at each annual meeting of the Company’s stockholders. SHSP Holdings designated Daniel C. Allen, an affiliate of SHSP Holdings, who was appointed to the board of directors on April 3, 2018. Mr. Allen is the founder and manager of Corona Park Investment Partners, LLC (“CPIP”) and CPIP has shared dispositive power over the securities held by Evercel Holdings. CPIP is a member of Evercel Holdings LLC and is a member and sole manager of SHSP Holdings. Evercel, Inc. is a member and the manager of Evercel Holdings LLC and is a member of SHSP Holdings. Additionally, under the Investors’ Rights Agreement, SHSP Holdings had customary demand and piggyback registration rights with respect to the shares of common stock issued or issuable upon conversion of the Note and, under specified conditions, held by members of SHSP Holdings.

Under the Conversion Agreement, the Conversion was effective as of May 9, 2019. As of such date, (1) SHSP Holdings was deemed to be the holder of record of the Conversion Shares; (2) the Note was deemed to have been converted into the Conversion Shares, and any interest in any amount ceased to accrue or be payable with respect to the Note; and (3) SHSP Holdings ceased to be a holder of any Notes and the Note ceased to be outstanding for purposes of the Investors’ Rights Agreement, including the provisions of the Investors’ Rights Agreement (i) providing the right to designate a member of the Company’s board of directors, (ii) prohibiting sales of common stock by the Company’s Chief Executive Officer and Chief Technology Officer and (iii) restricting the Company’s ability to incur certain indebtedness.

Concurrently with the execution and in accordance with the terms of the Conversion Agreement, Daniel C. Allen tendered to the Company an undated letter of resignation, which resignation may be accepted by the Company’s board of directors at any such time as it may determine in its sole discretion and will be deemed effective immediately upon such acceptance. The Company’s board of directors has not as of yet determined whether or when to accept the tendered resignation.

In accordance with the terms of the Investors’ Rights Agreement, we are registering the Conversion Shares, the shares held by Evercel Holdings, and the shares held by Daniel C. Allen in order to permit such selling security holders to offer the shares for resale from time to time.

We are also registering 291,494 shares beneficially owned by North Peak Capital Management, LLC (“NPCM”) that are directly held by North Peak Capital Partners, L.P. (“NPCP”), which owns 114,641 shares, and North Peak Capital Partners II, L.P. (“NPCP II”), which owns 176,853 shares. NPCM is the investment manager of NPCP and NPCP II and has the power to direct the voting and disposition of shares held by NPCP and NPCP II. The shares held by NPCP and NPCP II were acquired in the ordinary course through multiple open market purchases. We are registering the shares beneficially owned by NPCM in order to permit NPCM to offer the shares for resale from time to time.

SHSP Holdings, Evercel Holdings, CPIP, and Daniel C. Allen have entered into an informal understanding with NPCM, NPCP and NPCP II that, to the extent one party sells shares of common stock of the Company, the other parties will be permitted to sell shares on a pro rata basis. NPCM has entered into an agreement whereby NPCM has been granted a profits interest with respect to any appreciation in value of the shares owned directly by SHSP Holdings and/or Evercel.

The following table sets forth the number of shares of our common stock that may be offered by the selling security holders. The selling security holders are not making any representation that any shares of our common stock currently held by the selling security holders will be offered for sale. The selling security holders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling security holders. The following table assumes that all of the shares of our common stock currently held by the selling security holders being registered pursuant to this prospectus will be sold.

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	% (2)	Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	% (2)
Daniel C. Allen (1)	2,515.02%		2,515	0	0%
North Peak Capital Partners, L.P. (3)	114,641	1.05%	114,641	0	0%
North Peak Capital Partners II, L.P. (3)	176,853	1.63%	176,853	0	0%
Evercel Holdings	519,304	4.77%	519,304	0	0%
SHSP Holdings (4)	1,241,635	11.42%	1,241.635	0	0%

(1)
Daniel C. Allen has sole voting power with respect to 1,244,150 shares, sole dispositive power with respect to 1,244,150 shares, and shared dispositive power with respect to 519,304 shares. Mr. Allen is the manager of CPIP and CPIP has shared dispositive power over the securities held by Evercel Holdings. CPIP is a member of Evercel Holdings and is a member and sole manager of SHSP Holdings. Evercel, Inc. is a member and the manager of Evercel Holdings and is a member of SHSP Holdings.

(2)
Percentage ownership is based on 10,876,850 shares of common stock outstanding as of May 15, 2019. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and generally includes shares over which the selling security holder has voting or dispositive power, including any shares the selling security holder has the right to acquire within 60 days of May 20, 2019.

(3)
North Peak Capital Management, LLC is the investment manager of NPCP and NPCP II and has the power to direct the voting and disposition of shares held by NPCP and NPCP II.

(4)
SHSP Holdings represented to the Company at the time of acquisition of the Note that it was purchasing the Note for its own account, for investment purposes, and not with a view towards distribution.

None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The selling security holders may sell securities covered by this prospectus in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents or (iv) through a combination of any of these methods. Any accompanying prospectus supplement, if any, will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●
the names of any underwriters, dealers or agents;
●
the respective amounts underwritten;
●
the name or names of any managing underwriter or underwriters;
●
the terms of the offering;
●
the purchase price of the securities and the net proceeds to us from the sale;
●
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
●
any public offering price;
●
any discounts or concessions allowed or re-allowed or paid to dealers; and
●
any commissions paid to agents.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters or Dealers

If underwriters are used in an offering, the underwriters will acquire securities for their own account or on a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless you are informed otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

If dealers are used in the sale of securities offered through this prospectus, the selling security holders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

At-the-Market Offerings

The selling security holders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for the selling security holders.

Direct Sales and Sales Through Agents

The selling security holders may sell the securities offered through this prospectus directly without a prospectus supplement. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling security holders may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of  such sales may be described in a prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, the selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Stabilization and Other Transactions

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling security holders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

Electronic Auctions

The selling security holders may also make sales through the Internet or through other electronic means. Since the selling security holders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system that will be provided in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling security holders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with the selling security holders, to indemnification by the selling security holders against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the selling security holders, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SharpSpring, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may view a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s web site at http://sec.gov.

We also maintain a website at www.sharpspring.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules):

●
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 5, 2019;

●
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed with the SEC on May 14, 2019;

●
Our Current Reports on Form 8-K filed with the SEC on February 27, 2019 (Item 5.02 only); March 6, 2019; March 8, 2019; March 26, 2019; and May 9, 2019 (Items 1.01 and 1.02 only).

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and prior to the termination of this offering (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules).

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may obtain a copy of the foregoing documents from us without charge by writing or calling us at the following address and telephone number:

SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, FL 32608
888-428-9605
Attention: Chief Financial Officer

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or incorporated by reference in this prospectus or any prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses.

SEC registration fee	$4,595.15
Fees and expenses of accountants	*
Fees and expenses of counsel to the registrant	*
Financial printing and miscellaneous expenses	*
Total	$*

*These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article VI of our certificate of incorporation, as amended (the “Charter”), provides that no director of our Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article VI of the Charter further provides that any repeal or modification of such article by our stockholders or amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Article IX of our bylaws (the “Bylaws”), provides that that our Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of our Company) by reason of the fact that he or she is or was a director, officer, employee or agent of our Company, or is or was serving at the request of our Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by the Bylaws are in addition to the indemnification rights provided pursuant to the Delaware General Corporation Law, and are not exclusive of any other rights to which any person seeking indemnification may he entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Title of Document	Location
3.1	Certificate of Incorporation	Incorporated by reference to our Registration Statement on Form S-1 filed on December 2, 2010
3.2	Amendment to Certificate of Incorporation	Incorporated by reference to our Current Report on Form 8-K filed on December 17, 2013
3.3	Amendment to Certificate of Incorporation	Incorporated by reference to our Current Report on Form 8-K filed on December 1, 2015
3.4	Bylaws	Incorporated by reference to our Registration Statement on Form S-1 filed on December 2, 2010
5.1	Opinion of Godfrey & Kahn, S.C.	Filed herewith
23.1	Consent of Cherry Bekaert LLP	Filed herewith
23.2	Consent of Godfrey & Kahn, S.C.	Included in Exhibit 5.1
24.1	Power of Attorney	Included on signature page

Item 17. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on this 24th day of May, 2019.

SHARPSPRING, INC.

By:	/s/ Bradley M. Stanczak
Name: Bradley M. Stanczak
Title: Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of SharpSpring, Inc. whose signatures appear below, hereby constitute and appoint Richard Carlson and Bradley M. Stanczak, and each of them severally, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement on Form S-3, including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Carlson	Chief Executive Officer, President and Director	May 24, 2019
Richard Carlson	(Principal Executive Officer)

/s/ Bradley M. Stanczak	Chief Financial Officer	May 24, 2019
Bradley M. Stanczak	(Principal Financial and Accounting Officer)

/s/ Daniel C. Allen	Director	May 24, 2019
Daniel C. Allen

/s/ David A. Buckel	Director	May 24, 2019
David A. Buckel

/s/ Marietta Davis	Director	May 24, 2019
Marietta Davis

/s/ Steven A. Huey	Chair of the Board of Directors	May 24, 2019
Steven A. Huey

II-4